Contact:	For Immediate Release
Brad Cohen
Public Relations
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION ANNOUNCES PRELIMINARY RESULTS FOR FISCAL FIRST QUARTER

SAN JOSE, Calif., July 9, 2012 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today announced preliminary results for the first quarter of fiscal 2013 (FQ1’13), ended June 30, 2012. The company expects revenue of approximately $141 million, a GAAP net loss per share of approximately 7-8 cents and a non-GAAP net loss per share of approximately 3-4 cents, below the levels Quantum anticipated when it provided FQ1’13 guidance in its last earnings announcement on May 9, 2012. The shortfall is primarily due to lower-than-expected revenue in Europe and challenges closing large deals across all regions in the last few weeks of the quarter.

“We saw good sales momentum on a number of fronts, but, unfortunately, it was not sufficient to overcome the shortfalls in Europe and big deals,” said Jon Gacek, president and CEO of Quantum. “Despite this, as we begin our second fiscal quarter we have not changed our goal of driving total revenue growth for the full fiscal year and are focused on what we can control – namely meeting the data protection and big data management needs of our customers. At the same time, we will continue to monitor global events and their potential impact on our revenue opportunities moving forward and adjust spending levels if conditions warrant it.”

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Quantum Corporation Announces Preliminary Results for Fiscal First Quarter
July 9, 2012 – Page 2

Quantum will provide complete results and other information about FQ1’13 in its quarterly earnings announcement on July 31, 2012.

About Quantum
Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 50,000 customers trust Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain.

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Quantum and the Quantum logo are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding anticipated Q1 revenue and GAAP and non-GAAP net loss per share, our goal of driving total revenue growth driving for the full fiscal year and adjusting spending levels if conditions warrant, are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Item 1A. Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2012. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

QUANTUM CORPORATION
PRELIMINARY FIRST QUARTER FISCAL 2013
GAAP TO NON-GAAP RECONCILIATION

	Loss Per Share Range
Preliminary diluted loss per share on a GAAP basis	$(0.07)	-	$(0.08)
Amortization of intangibles	0.02
Share-based compensation	0.02
Preliminary diluted loss per share on a non-GAAP basis	$(0.03)	-	$(0.04)

Estimates based on current (July 9, 2012) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see Quantum’s Annual Report on Form 10-K as filed with the SEC on June 14, 2012. Quantum disclaims any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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Quantum Corporation Announces Preliminary Results for Fiscal First Quarter
July 9, 2012 – Page 3

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles and share-based compensation expense for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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